UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

September 25, 2014

Date of Report (Date of earliest event reported)

AMERISERV FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

Main and Franklin Streets, Johnstown, Pennsylvania		15901
(Address of principal executive offices)		(Zip Code)

(814) 533-5300 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.06   Material Impairments.

On September 25, 2014, AmeriServ Financial, Inc. (the “Company”) issued a press release announcing a non-cash goodwill impairment to be incurred in the third quarter of 2014.  The press release, attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 7.01   Regulation FD Disclosure.

On September 25, 2014, the Company also issued a press release announcing certain profitability improvement initiatives.  The press release, attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)

Exhibits:

99.1

Press release, dated September 25, 2014, of AmeriServ Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, INC.

Dated: September 25, 2014	By:	/s/ Jeffrey A. Stopko
Jeffrey A. Stopko
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated September 25, 2014, of AmeriServ Financial, Inc.

Exhibit 99.1

AMERISERV FINANCIAL, INC. ANNOUNCES EXPECTED THIRD QUARTER GOODWILL IMPAIRMENT CHARGE AND PROFITABILITY IMPROVEMENT INITIATIVES

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) announced that it expects to record a third quarter non-cash goodwill impairment charge of approximately $675,000 related to West Chester Capital Advisors (WCCA), its registered investment advisor subsidiary.  As previously disclosed in our filings with the Securities and Exchange Commission, the voluntary departure of WCCA’s former CEO and the related litigation against him for violations of his employment agreement, caused disruption within the WCCA customer base during 2014.  This disruption ultimately led to the loss of certain clients and a reduction in the projected earnings capacity of WCCA which caused the goodwill impairment charge.  The Company remains strategically committed to its asset management subsidiary.  WCCA is well integrated into our wealth management businesses and is expected to improve its earnings power with new business development in future periods.

The Company’s financial results for the third quarter of 2014 will also include approximately $150,000 of non-recurring expenses related to a profitability improvement project.  The Company engaged a consulting firm that specializes in the areas of expense rationalization and profit improvement for community banks.  This firm completed a thorough analysis of our business operations and practices during the third quarter.  As a result of this project, the firm provided the Company with recommendations to reduce expenses and improve future profitability that we will evaluate and prioritize for implementation beginning in the fourth quarter of 2014 and continuing into 2015.  The Company expects that its payback on this project will be significant.

The Company also recently offered an early retirement incentive program to employees that were at least age 60 with 15 years of pension benefit service.  A total of 46 employees, or approximately 13% of our workforce, are eligible for the program.  The Company expects to incur a one-time charge in the fourth quarter of 2014 to record a special termination benefit for those employees that elect to participate in this early retirement incentive program.  We currently anticipate that the maximum amount of such charge would be approximately $550,000 if all 46 eligible employees elect to participate in this early retirement incentive program.  The final amount of the charge, however, will not be determined until the fourth quarter when participant election decisions are due.  The Company offered this program in an attempt to reduce future employee costs particularly the expenses associated with its defined benefit pension plan.  The ongoing future savings resulting from this program also cannot be finalized until the fourth quarter of 2014 when participant elections are made. However, the Company initially expects that between the profitability improvement project and the early retirement incentive program, we should be able to reduce future non-interest expenses by $1.5 million annually once these programs are fully implemented.

AmeriServ Financial, Inc. is the parent of AmeriServ Financial Bank and AmeriServ Trust and Financial Services Company in Johnstown.  The Company’s subsidiaries provide full-service banking and trust and wealth management services through seventeen community offices in southwestern Pennsylvania.  At June 30, 2014, AmeriServ had total assets of $1.06 billion, a book value of $5.05 per common share and a tangible book value of $4.38 per common share.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties include those related to the Company’s ability to realize the non-interest and other expense savings described in this press release and are also detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2013. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.